Exhibit 3.26

CERTIFICATE OF FORMATION
OF
CIFC CAPITAL PE LLC

FIRST:  The name of the limited liability company is CIFC Capital PE LLC.

SECOND:  The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The name of its Registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this day of 31st day of December, 2013.

/s/ Joanne BL Arnold
By:	Joanne BL Arnold
Title:	Authorized Person

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION

of

CIFC Capital PE LLC

The undersigned, desiring to amend the Certificate of Formation of CIFC Capital PE LLC (the “Company”) pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST:                   The name of the Company is CIFC Capital PE LLC.

SECOND:              The Certificate of Formation of the Company (the “Certificate of Formation”) was filed with the Secretary of State of the State of Delaware on December 31, 2013.

THIRD:                 The Certificate of Formation shall be amended by deleting paragraph 1 in its entirety and substituting in lieu thereof a new paragraph 1 to read as follows.

“FIRST:                 The name of the limited liability company formed hereby is CIFC Holdings II LLC.”

FOURTH:             This amendment to the Certificate of Formation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State.

FIFTH:                  Except as expressly amended hereby, all other terms of the Certificate of Formation shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, as sole member of the Company has duly executed this Certificate of Amendment as of September 29, 2015.

CIFC Corp.

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel

[Signature Page to Certificate of Amendment to Certificate of Limited Partnership]

CERTIFICATE OF MERGER

of

CIFC Capital HF LLC
(a Delaware limited liability company)

with and into

CIFC Holdings II LLC
(a Delaware limited liability company)

Pursuant to Section 18-209
of the Limited Liability Company Act of the State of Delaware

The undersigned certifies that:

FIRST:  The name, state of formation and the type of entity of each of the constituent entities to the merger herein certified (the “Merger”) are as follows:

Name	State of Formation	Type of Entity

a) CIFC Capital HF LLC (“CIFC Capital”)	Delaware	limited liability company

(b) CIFC Holdings II LLC (the “Company”)	Delaware	limited liability company

SECOND:  An Agreement of Merger, dated as of September 30, 2015 (the “Merger Agreement”), in connection with the Merger has been approved and executed by each of CIFC Capital and the Company (together, the “Constituent Entities”) and by CIFC Corp., a Delaware corporation (the “Member”) in its capacity as sole member of each of the Constituent Entities, in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:  Pursuant to the terms of the Merger Agreement, CIFC Capital shall merge with and into the Company. Following the Merger, the Company shall continue as the surviving entity (the “Surviving Entity”) and the separate limited liability company existence of CIFC Capital shall cease.

FOURTH:  The name of the Surviving Entity shall be CIFC Holdings II LLC.

FIFTH:  The Merger shall become effective at 5:00 PM eastern time on September 30, 2015.

SIXTH:  The executed Merger Agreement is on file at a place of business of the Surviving Entity located at 250 Park Avenue, 4th Floor, New York, New York, 10177.

SEVENTH:  A copy of the Merger Agreement shall be furnished by the Surviving Entity, on request and without cost, to members of any of the Constituent Entities.

[This space intentionally left blank]

IN WITNESS WHEREOF, the Surviving Entity has caused this certificate to be executed by its duly authorized representative as of the      day of September, 2015.

CIFC Holdings II LLC, a Delaware limited liability company

By: CIFC Corp., its sole member

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	General Counsel

[Signature Page to Certificate of Merger]